As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-2730369
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

499 Illinois Street, Suite 500

San Francisco, California 94158

(415) 906-4324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Scangos , Ph.D.

President and Chief Executive Officer

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, California 94158

(415) 906-4324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Charles S. Kim Kristin VanderPas Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Brian J. Cuneo B. Shayne Kennedy Drew Capurro Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-239689)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐

Non-accelerated filer	☒	Accelerated filer	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common stock, $0.0001 par value per share	$57,499,970	$7,463.50

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $287,500,000 on a Registration Statement on Form S-1 (File No. 333-239689), which was declared effective by the Securities and Exchange Commission on July 7, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $57,499,970 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common stock, par value $0.0001 per share (“Common Stock”), of Vir Biotechnology, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (File No. 333-239689) (the “Prior Registration Statement”), which the Commission declared effective on July 7, 2020, and is being filed solely for the purpose of increasing the aggregate offering price of shares to be offered in the public offering by $57,499,970, including additional shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-239689), filed with the Commission on July 6, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 7th day of July, 2020.

VIR BIOTECHNOLOGY, INC.

By:	/s/ George Scangos
George Scangos, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Scangos George Scangos, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2020

/s/ Howard Horn Howard Horn	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 7, 2020

* Vicki Sato, Ph.D.	Chairman of the Board of Directors	July 7, 2020

* Kristina Burow	Director	July 7, 2020

* Robert More	Director	July 7, 2020

* Robert Nelsen	Director	July 7, 2020

* Dipchand Nishar	Director	July 7, 2020

* Robert Perez	Director	July 7, 2020

* Phillip Sharp, Ph.D.	Director	July 7, 2020

* Saira Ramasastry	Director	July 7, 2020

*By:	/s/ Howard Horn
Howard Horn Attorney-in-fact